AMENDMENT NO. 1
TO
DISTRIBUTION AGREEMENT
          AMENDMENT NO. 1 to DISTRIBUTION AGREEMENT, effective as of June 30, 2010 by and among The Glenmede Fund, Inc., a company organized under the laws of the state of Maryland (the “Fund”), Quasar Distributors, LLC, a Delaware limited liability company (the “Distributor”) and Glenmede Investment Management L.P., a Pennsylvania limited partnership (the “Advisor”).
          WHEREAS, the Fund, the Distributor and the Advisor entered into a Distribution Agreement dated July 1, 2008 (the “Distribution Agreement”); and
          WHETREAS, the Fund, the Distributor and the Advisor desire to amend the Distribution Agreement as set forth below.
          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreement herein set forth, the parties hereto agree as follows:
1.	AMENDMENT.
(a)	Exhibit A to the Distribution Agreement is hereby amended by deleting such Exhibit A in its entirety and replacing it with Exhibit A attached hereto.
2.	MISCELLANEOUS.
(a)	Except as amended hereby, the Distribution Agreement shall remain in full force and effect.

(b)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

QUASAR DISTRIBUTORS, LLC		THE GLENMEDE FUND, INC.

By:	/s/ James R. Shoenike	By:	/s/ Mary Ann B. Wirts

Name:	James R. Shoenike	Name:	Mary Ann B. Wirts

Title:	President	Title:	President
GLENMEDE INVESTMENT MANAGEMENT LP
(only with respect to Section 5 of the Distribution
Agreement and this Amendment No. 1)
By:  Gatepost Partners, LLC, its General Partner

By:	/s/ James R. Belanger

Name:	James R. Belanger

Title:	Managing Partner

Exhibit A
to the
Distribution Agreement
Fund Names
Separate Series of the Glenmede Fund, Inc.
As of June 30, 2010

Name of Series
Core Fixed Income Portfolio
Government Cash Portfolio
International Portfolio
Large Cap 100 Portfolio
Large Cap Growth
Large Cap Value Portfolio
Long/Short Portfolio
Secured Options Portfolio
Small Cap Equity Portfolio
Strategic Equity Portfolio
Tax-Exempt Cash Portfolio
Total Market Portfolio
U.S. Emerging Growth Portfolio